EXHIBIT 10.46(F)
MEDICIS 2006 INCENTIVE AWARD PLAN
RESTRICTED STOCK AWARD GRANT NOTICE
     Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), pursuant to its 2006 Incentive Award Plan attached hereto as Exhibit F (the “Plan”), hereby grants to the holder listed below (“Holder”) the number of shares of the Company’s Class A common stock, par value $0.014 per share, set forth below (the “Shares”). This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”).

Holder:

Grant Date:

Total Number of
Shares of Restricted Stock:

Vesting Schedule:	Subject to the terms and conditions of the Plan, this Grant Notice and the Restricted Stock Agreement, the Company’s Forfeiture Restriction (as defined in the Restricted Stock Agreement) shall lapse as to:

	(i)	10% of the Shares on , 20 ,

	(ii)	10% of the Shares on , 20 ,

	(iii)	20% of the Shares on , 20 ,

	(iv)	30% of the Shares on , 20 , and

	(v)	30% of the Shares on , 20 .

Notwithstanding the foregoing, the Company’s Forfeiture Restriction (as defined in the Restricted Stock Agreement) shall lapse as to all of the Shares immediately prior to the occurrence of a Change in Control. Except as otherwise provided in a written agreement between Holder and the Company or any Subsidiary, in no event shall the Forfeiture Restriction (as defined in the Restricted Stock Agreement) lapse as to any additional Shares following Holder’s Termination of Employment, Termination of Consultancy, or Termination of Directorship, as applicable.
     By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Holder has reviewed this Grant Notice, the Restricted Stock Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or relating to this Grant Notice, the Restricted Stock Agreement and the Plan. If Holder is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

MEDICIS PHARMACEUTICAL CORPORATION:		HOLDER:

By:	/S/ Mark A. Prygocki, Sr.	By:

Print Name:	Mark A. Prygocki, Sr.	Print Name:

Title:
Address:	8125 North Hayden Road	Address:

Scottsdale, Arizona 85258-2463

Attachments:	Restricted Stock Award Agreement (Exhibit A)
Consent of Spouse (Exhibit B)
Stock Assignment (Exhibit C)
Joint Escrow Instructions (Exhibit D)
Form of Internal Revenue Code Section 83(b) Election and Instructions (Exhibit E)
- Election under Internal Revenue Code Section 83(b) (Attachment 1 to Exhibit E)
- Sample Cover Letter to Internal Revenue Service (Attachment 2 to Exhibit E)
Medicis Pharmaceutical Corporation 2006 Incentive Award Plan (Exhibit F)
Medicis Pharmaceutical Corporation 2006 Incentive Award Plan Prospectus (Exhibit G)

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
RESTRICTED STOCK AWARD AGREEMENT
     Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), has granted to Holder the number of shares of the Company’s Class A common stock, par value $0.014 per share (“Stock”), set forth in the Grant Notice (the “Shares”), upon the terms and conditions set forth in the Company’s 2006 Incentive Award Plan (the “Plan”), the Grant Notice and this Agreement.
ARTICLE I
GENERAL
     1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Grant Notice or, if not defined therein, the Plan.
     1.2 Incorporation of Terms of Plan. The Shares are subject to the terms and conditions of the Plan, which are incorporated herein by reference.
ARTICLE II
GRANT OF RESTRICTED STOCK
     2.1 Grant of Restricted Stock. In consideration of Holder’s past and/or continued employment with or service to the Company or its Subsidiaries and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company hereby agrees to issue to Holder the Shares, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.
     2.2 Issuance of Shares. The issuance of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of the Grant Notice by the parties or on such other date as the Company and Holder shall agree (the “Issuance Date”). Subject to the provisions of Article IV, the Company shall issue the Shares (which shall be issued in Holder’s name) on the Issuance Date.
     2.3 Conditions to Issuance of Stock Certificates. The Shares, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares prior to fulfillment of all of the following conditions:
          (a) The admission of such Shares to listing on all stock exchanges on which the Stock is then listed;
          (b) The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
          (d) The lapse of such reasonable period of time following the Issuance Date as the Administrator may from time to time establish for reasons of administrative convenience; and
          (e) The receipt by the Company of full payment for all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of such Shares.
     2.4 Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Shares to the escrow agent pursuant to Article IV, Holder shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all extraordinary cash dividends paid on such Shares and any and all shares of Stock, capital stock or other securities or property received by or distributed to Holder with respect to the Shares as a result of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). In addition, in the event of any merger, consolidation, share exchange or reorganization affecting the Shares, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that is by reason of any such transaction received with respect to, in exchange for or in substitution of the Shares shall also be subject to the Forfeiture Restriction (as defined in Section 3.1) and the restrictions on transfer in Section 3.4 until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (or, if such Shares are no longer outstanding, until such time as such Shares would have been released from the Forfeiture Restriction pursuant to this Agreement). Any such assets or other securities received by or distributed to Holder with respect to, in exchange for or in substitution of any Unreleased Shares (as defined in Section 3.3) shall be immediately delivered to the Company to be held in escrow pursuant to Section 4.1.
ARTICLE III
RESTRICTIONS ON SHARES
     3.1 Forfeiture Restriction. Subject to the provisions of Section 3.2, if Holder has a Termination of Employment, Termination of Consultancy, or Termination of Directorship, as applicable, for any or no reason, all of the Unreleased Shares (as defined in Section 3.3) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited by Holder. In the event any of the Unreleased Shares are forfeited under this Section 3.1, any cash, cash equivalents, assets or securities received by or distributed to Holder with respect to, in exchange for or in substitution of such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly transferred by the escrow agent to the Company.
     3.2 Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction as indicated in the Grant Notice. Any of the Shares released from the Forfeiture

Restriction shall thereupon be released from the restrictions on transfer under Section 3.4. In the event any of the Shares are released from the Forfeiture Restriction, any dividends or other distributions paid on such Shares and held by the escrow agent pursuant to Section 4.1 and the Joint Escrow Instructions shall be promptly paid by the escrow agent to Holder.
     3.3 Unreleased Shares. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.”
     3.4 Restrictions on Transfer. Unless otherwise permitted by the Administrator pursuant to the Plan, no Unreleased Shares or any dividends or other distributions thereon or any interest or right therein or part thereof, shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to sale or other disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such sale or other disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted sale or other disposition thereof shall be null and void and of no effect.
ARTICLE IV
ESCROW OF SHARES
     4.1 Escrow of Shares. To insure the availability for delivery of Holder’s Unreleased Shares in the event of forfeiture of such Shares by Holder pursuant to Section 3.1, Holder hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as his or her attorney-in-fact to assign and transfer unto the Company, such Unreleased Shares, if any, forfeited by Holder pursuant to Section 3.1 and any dividends or other distributions thereon, and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, any share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached as Exhibit C to the Grant Notice. The Unreleased Shares and stock assignment shall be held by the Secretary of the Company, or such other person designated by the Company, in escrow, pursuant to the Joint Escrow Instructions of the Company and Holder attached as Exhibit D to the Grant Notice, until the Unreleased Shares are forfeited by Holder as provided in Section 3.1, until such Unreleased Shares are released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Upon release of the Unreleased Shares from the Forfeiture Restriction, the escrow agent shall deliver to Holder the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Holder in accordance with the terms of the Joint Escrow Instructions attached as Exhibit D to the Grant Notice, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement. If any dividends or other distributions are paid on the Unreleased Shares held by the escrow agent pursuant to this Section 4.1 and the Joint Escrow Instructions, such dividends or other distributions shall also be subject to the restrictions set forth in this Agreement and held in escrow pending release of the Unreleased Shares with respect to which such dividends or other distributions were paid from the Forfeiture Restriction.
     4.2 Transfer of Forfeited Shares. Holder hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Unreleased Shares which have been forfeited by Holder to the Company.

     4.3 No Liability for Actions in Connection with Escrow. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow while acting in good faith and in the exercise of its judgment.
ARTICLE V
FORFEITURE FOR FRAUD,
DISHONESTY, UNLAWFUL COMPETITION
AND OTHER HARMFUL ACTS
     5.1 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT AND IN ADDITION TO THE FORFEITURE RESTRICTIONS SET FORTH IN SECTION 3.1, ALL UNRELEASED SHARES SHALL BE IMMEDIATELY FORFEITED IF:
          (a) THE ADMINISTRATOR DETERMINES THAT HOLDER ENGAGED IN ILLEGAL ACTS, FRAUD, DISHONESTY, WILLFUL MISCONDUCT OR OTHER INTENTIONAL CONDUCT DETRIMENTAL TO THE COMPANY OR ANY SUBSIDIARY, INCLUDING VIOLATION OF THE INSIDER TRADING POLICY OF THE COMPANY OR ANY SUBSIDIARY (EACH AN “IMPROPER ACT”);
          (b) HOLDER’S EMPLOYMENT BY THE COMPANY OR ANY SUBSIDIARY IS TERMINATED FOR CAUSE AND HOLDER HAS COMMITTED IMPROPER ACTS;
          (c) HOLDER HAS AT ANY TIME DISCLOSED TO ANY PERSON, FIRM, CORPORATION OR OTHER ENTITY ANY “PROPRIETARY INFORMATION” (AS DEFINED BELOW) OF THE COMPANY OR ANY SUBSIDIARY WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BOARD, OR EXCEPT AS SUCH DISCLOSURE MAY HAVE BEEN REQUIRED IN CONNECTION WITH HOLDER’S SERVICE AS AN EMPLOYEE OF THE COMPANY OR ANY SUBSIDIARY OR AS OTHERWISE REQUIRED BY LAW;
          (d) HOLDER SOLICITS OR OTHERWISE INDUCES ANY EMPLOYEE OF THE COMPANY OR ANY SUBSIDIARY TO TERMINATE HIS EMPLOYMENT;
          (e) HOLDER SOLICITS BUSINESS FROM ANY OF THE COMPANY’S OR ANY SUBSIDIARY’S CUSTOMERS WITH WHOM HOLDER HAS A RELATIONSHIP OR THE IDENTITY OF WHOM BECAME KNOWN TO HOLDER BY REASON OF HOLDER’S RELATIONSHIP WITH THE COMPANY OR ANY SUBSIDIARY, FOR AND ON BEHALF OF ANY OF THE COMPANY’S COMPETITORS;
          (f) HOLDER DISPARAGES THE COMPANY OR ANY SUBSIDIARY OR COMMITS ANY OTHER ACT OF DISLOYALTY;
          (g) HOLDER ENGAGES IN ANY CONDUCT IN VIOLATION OF HOLDER’S CONTRACTUAL OBLIGATIONS TO THE COMPANY OR ANY SUBSIDIARY, INCLUDING BUT NOT LIMITED TO A VIOLATION OF ANY VALID NON-COMPETITION, NON-DISCLOSURE, NON-SOLICITATION OR OTHER AGREEMENT;
          (h) HOLDER FAILS TO ASSIGN TO THE COMPANY OR ANY SUBSIDIARY ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT IN VIOLATION OF ANY OF THE POLICIES OF THE COMPANY OR ANY SUBSIDIARY OR ANY AGREEMENT BETWEEN HOLDER AND THE COMPANY OR ANY SUBSIDIARY; OR

          (i) HOLDER REFUSES TO BE AVAILABLE FOR REASONABLE CONSULTATION WITH RESPECT TO THE SUBJECT MATTER OF HOLDER’S EMPLOYMENT OR ENGAGEMENT FOLLOWING TERMINATION OF SUCH EMPLOYMENT.
THE ACTS OR CIRCUMSTANCES DESCRIBED IN THIS SECTION 5.1 SHALL BE REFERRED TO AS “EVENTS OF FORFEITURE”.
     5.2 FOR PURPOSES OF THIS ARTICLE V, THE TERM “PROPRIETARY INFORMATION” SHALL MEAN ALL CONFIDENTIAL OR SECRET CUSTOMER LISTS, PROSPECTIVE CUSTOMER LISTS, TRADE SECRETS, PROCESSES, PRODUCT FORMULATIONS, INVENTIONS, IMPROVEMENTS, MANUFACTURING FORMULATION OR SYSTEMS TECHNIQUES, PRODUCT FORMULAS, DEVELOPMENT OR EXPERIMENTAL WORK, WORKS IN PROCESS, BUSINESS, MARKETING AND COMPETITIVE STRATEGIES, INFORMATION RELATING TO ANY PATENT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT OF THE COMPANY OR ANY SUBSIDIARY, AND ANY OTHER SECRET OR CONFIDENTIAL PROPRIETARY MATTER RELATING TO OR PERTAINING TO THE PRODUCTS, SERVICES, SALES OR BUSINESS OF THE COMPANY OR ANY SUBSIDIARY.
     5.3 IN ADDITION TO THE FOREGOING RIGHTS AND ANY AND ALL OTHER RIGHTS WHICH THE COMPANY (OR ANY OF ITS SUBSIDIARIES OR AFFILIATES) MAY HAVE AGAINST HOLDER AT LAW OR IN EQUITY, HOLDER FURTHER AGREES THAT UPON THE OCCURRENCE OF ANY OF THE EVENTS OF FORFEITURE DESCRIBED IN SECTION 5.1, UPON THE DETERMINATION OF THE ADMINISTRATOR, HOLDER SHALL OWE THE COMPANY THE FAIR MARKET VALUE OF THE SHARES (MEASURED AS OF THE DATE THE FORFEITURE RESTRICTION THEREON LAPSED) OF ALL SHARES RELEASED FROM THE FORFEITURE RESTRICTION WITHIN THE THREE YEARS PRECEDING THE ADMINISTRATOR’S DETERMINATION THAT AN EVENT OF FORFEITURE HAS OCCURRED. HOLDER SHALL PAY SUCH AMOUNT TO THE COMPANY WITHIN 30 DAYS OF THE ADMINISTRATOR’S WRITTEN DETERMINATION THAT AN EVENT OF FORFEITURE HAS OCCURRED, WHICH DETERMINATION MAY BE MADE BY NOTICE TO HOLDER WITHIN ANY TIME UP TO TWO YEARS FOLLOWING HOLDER’S TERMINATION OF EMPLOYMENT, TERMINATION OF DIRECTORSHIP OR TERMINATION OF CONSULTANCY, AS APPLICABLE.
     5.4 BY ACCEPTING THIS AGREEMENT, HOLDER CONSENTS TO DEDUCTION FROM ANY AMOUNTS THE COMPANY MAY OWE TO HOLDER FROM TIME TO TIME (INCLUDING AMOUNTS OWED TO HOLDER AS WAGES OR OTHER COMPENSATION, FRINGE BENEFITS, VACATION PAY OR COMMISSIONS) TO THE EXTENT OF ANY AMOUNT WHICH HOLDER OWES THE COMPANY PURSUANT TO THE PROVISIONS OF SECTION 5.3. WHETHER OR NOT THE COMPANY ELECTS TO MAKE ANY SET-OFF IN WHOLE OR IN PART, IF THE COMPANY DOES NOT RECOVER BY MEANS OF THE SET-OFF THE FULL AMOUNT OWED TO IT BY HOLDER, THEN HOLDER AGREES TO PAY IMMEDIATELY THE UNPAID BALANCE TO THE COMPANY.
     5.5 HOLDER MAY BE RELEASED FROM HOLDER’S OBLIGATIONS UNDER THIS ARTICLE V ONLY IF THE ADMINISTRATOR DETERMINES, IN ITS SOLE DISCRETION, THAT SUCH A RELEASE IS IN THE BEST INTERESTS OF THE COMPANY. SO LONG AS THEY ARE MADE IN GOOD FAITH, ALL DETERMINATIONS BY THE ADMINISTRATOR MADE PURSUANT TO THIS ARTICLE V SHALL BE FINAL, BINDING AND NON-APPEALABLE.

ARTICLE VI
MANDATORY ARBITRATION
     6.1 Mandatory Arbitration. In consideration of the terms and conditions set forth herein, including the Company’s grant to Holder of the Shares, Holder and the Company voluntarily promise and agree to arbitrate any and all claims and disputes covered by this Agreement. The arbitration shall be binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and the National Rules for the Resolution of Employment Disputes (“Employment Dispute Rules”) in effect on the date the arbitration is commenced in accordance with this Agreement. AAA’s Employment Dispute Rules shall govern disputes concerning the term or termination of Holder’s employment; all federal, state, or local laws, regulations, statutes, or policies prohibiting employment discrimination and/or harassment (including, without limitation, discrimination or harassment based on race, sex, national origin, religion, age, or disability) and/or unlawful retaliation in termination of employment in violation of any public policy; any policy, compensation, or benefit plan of the Company, excluding the Company’s equity incentive plans; and claims for personal, emotional or physical injury not otherwise governed by workers’ compensation. The Commercial Arbitration Rules of AAA shall govern all other disputes relating to the Company’s equity incentive plans, including, without limitation, disputes relating to this Agreement. The provisions of this Agreement shall govern the rights of all parties hereto, including but not limited to any party claiming for or on behalf of Holder, including Holder’s heirs, successors, assigns, personal representatives and bankruptcy trustees. Holder and the Company further agree that binding arbitration pursuant to this Agreement shall be the sole, exclusive, and final remedy for resolving any such claims and disputes.
     6.2 Claims Covered By Mandatory Arbitration Agreement. With the exception of only those claims specifically excluded in Section 6.3 below, the provisions of Section 6.1 cover all legally actionable claims that Holder may currently, or in the future, have against Company, including without limitation, the following:
          (a) any and all claims arising under any alleged or actual contract, agreement, or covenant (oral, written, or implied), including this Agreement, between Holder and Company relating to Holder’s employment, the termination of Holder’s employment, directorship and/or consultancy or an equity incentive award provided to Holder;
          (b) any and all claims arising under any policy, compensation, or benefit plan of the Company or any Subsidiary, including the Company’s equity incentive plans, unless the decision at issue was made by an entity other than the Company or a Subsidiary, in which case the agreement that arbitration is the exclusive remedy applies only to Holder’s claims against the Company or any Subsidiary;
          (c) any and all claims arising under any federal, state, or local law, regulation, statute, or policy prohibiting employment discrimination and/or harassment, (including, without limitation, discrimination or harassment based on race, sex, national origin, religion, age, or disability) and/or unlawful retaliation;
          (d) any and all claims arising under any public policy;
          (e) any and all claims for personal, emotional, physical, or economic injury; and
          (f) any and all claims relating to any other rights, obligations, or duties arising out of constitutions, statutes or common law, whether or not specifically referred to in this Agreement, and whether similar to or dissimilar to rights, obligations, or duties referred to in this Agreement, which are or may be granted to any party to this Agreement by the laws of any state or country in which either party resides or engages in the business of the Company.
     6.3 Claims Excluded From Arbitration Agreement. The only claims not subject to Section 6.1 are limited to:
          (a) any claim by Holder for workers’ compensation benefits;
          (b) any claim by Holder for benefits under a benefit plan of the Company which provides its own arbitration procedure;
          (c) any claim by a party involving violation of rules, regulations, or laws governing insider trading;
          (d) any claim prohibited from binding arbitration by applicable laws or public policy; and
          (e) any claim brought before the Equal Employment Opportunity Commission, however, notwithstanding the foregoing, Holder agrees that Holder’s sole recovery for any damages shall be through the binding arbitration process described herein.
     6.4 Procedures.
          (a) A written request for mediation/arbitration which contains a specific statement of the acts complained of and the statutory or other violation alleged, must be served by mail on the other party, and in duplicate (with a copy of this Agreement attached) on the AAA office in Phoenix, Arizona or the AAA regional office in which Phoenix is located. The Company shall be served at its principal place of business at such time, and Holder shall be served at the home address shown in his/her personnel file at such time. The request shall set forth the names, addresses, and telephone numbers of the parties; the amount in controversy, if any; the remedy sought; and that the hearing location agreed upon is Phoenix, Arizona. The request must be filed within the time limit established by the applicable statute of limitations necessary to perfect an administrative claim or initiate a lawsuit, whichever is sooner, if the dispute involves statutory rights, and when statutory rights are not at issue, within one year of the day on which the act complained of occurred, or notice thereof was given, whichever occurs first.
          (b) The parties shall attempt in good faith to select one person by agreement to mediate the dispute. The mediator, after consultation with the parties, will determine the mediation procedures to be followed. The fees and expenses of the mediator, if any, will be paid by the Company. If no mutual agreement can be reached as to such person, then the dispute will be settled by binding arbitration under the procedures set forth below. No mediation shall exceed two hours without the Company’s written agreement to lengthen the mediation. Mediation is not binding on either party.
          (c) If the dispute is not resolved by discussion or mediation within 30 days of the request for mediation/arbitration, AAA shall administer the arbitration. AAA shall appoint an arbitrator within 30 days of AAA’s receipt of notice that the matter was not, or will not be, resolved through mediation. The arbitrator must be licensed to practice law in the state in which the arbitration is convened, and the arbitrator shall, by virtue of background and similar experience, be knowledgeable in matters pertaining to equity compensation agreements and employment relationships and disputes.
          (d) The arbitrator may establish rules for the conduct of the arbitration consistent with the terms of this Agreement and the applicable AAA rules. Each party shall have the presumptive right to take two depositions at their own expense. The arbitrator may order additional depositions for good cause shown and such other discovery as the arbitrator considers necessary. Each party shall be entitled to counsel of its choice. All proceedings shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrator or the parties to the arbitration, except as required by legal process or as necessary to judicially challenge an arbitration award under the grounds set forth below. The arbitrator shall have the authority to entertain motions to dismiss and/or motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
          (e) In arbitrations governed by the Commercial Arbitration Rules of AAA, not earlier than 30 nor more than 45 days after appointment, the arbitrator shall conduct a preliminary hearing in accordance with AAA’s “Guidelines for Expediting Large, Complex Commercial Arbitrations.” Not less than five days prior to the preliminary hearing, all parties to the arbitration shall serve upon all other parties to the arbitration a written list of witnesses and exhibits to be used in the arbitration hearing. Except for good cause shown, no witness or exhibit may be utilized at the arbitration hearing other than those set forth on such list. The arbitrator shall have the power to compel production of documents at the hearing by subpoena. Each party shall be entitled to counsel of its choice. All proceedings and information provided at the hearings shall be deemed private and confidential and shall not be disclosed to the public by either the arbitrator or the parties to the arbitration. The arbitrator shall have the authority to entertain motions to dismiss and/or motions for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure.
          (f) Also in arbitrations governed by the Commercial Arbitration Rules, the arbitrator shall receive evidence in a single hearing which shall be conducted in Phoenix, Arizona. The hearing shall commence not more than 60 days after the appointment of the arbitrator.
          (g) In arbitrations governed by the Employment Dispute Rules, the arbitrator shall conduct an Arbitration Management Conference with the parties not later than 60 days after appointment, and shall thereafter conduct the Arbitration in Phoenix, Arizona at a time and date set after consultation with the parties during the Management Conference.
          (h) The arbitrator shall issue such award as is proper under the applicable substantive law of Arizona or of the United States, as the case may be, and the evidence. The arbitrator shall have no power or authority to add to or, except as otherwise provided in Section 7.9 hereof, to detract from the Agreement of the parties. The arbitrator shall not have authority to alter the terms or conditions of employment lawfully established by the Company, nor modify or disregard the standards of professional conduct and performance set by the Company in good faith, but shall only determine whether the law has been violated by the acts of either party as specifically alleged.
          (i) The arbitrator shall issue a final award not more than 20 days following the conclusion of the hearing. The arbitrator shall have authority to grant injunctive relief in a form substantially similar to that which would otherwise be granted by a court of law. The arbitrator shall issue a written opinion setting forth a statement of the grounds for the award and the method of determining damages, if any, awarded. The award shall be final and binding on all parties and may be entered as a judgment, under seal, and enforced, or injunctive relief maybe sought, in any court of competent jurisdiction. Judicial modification of the award shall be limited to situations in which the arbitrator fails or refuses to apply controlling law or the valid and enforceable terms of this Agreement.
          (j) The arbitrator shall be entitled to receive reasonable compensation at an hourly rate to be established by agreement between the arbitrator and AAA. All fees and expenses of the arbitration, including a transcript if either party requests, will be borne by the parties equally, except that in arbitrations governed by the Employment Dispute Rules, the fees and expenses will be borne by the parties as follows: Holder shall pay an amount equivalent to the filing fee in Arizona District Court, plus one-half of the expense of the transcript, and any other amounts deemed fair and reasonable by the arbitrator; the Company shall bear the remaining fees and expenses of the arbitration. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses and the presentation of proof and post-hearings briefs, unless the party prevails on a claim for which attorneys’ fees are recoverable by statute or contract, and the arbitrator awards such fees.
          (k) Either party may bring an action in a court of competent jurisdiction to compel arbitration under this Agreement, to seek to vacate an arbitration award, and to enforce an arbitration award. Except as otherwise provided in this Agreement, Holder agrees that Holder will not initiate or prosecute any lawsuit in any way related to any claim covered by this Agreement.
     6.5 Miscellaneous Provisions. For the purposes of the arbitration provisions of this Article VI:
          (a) The term “Company” includes all related entities, all directors, officers, employees, agents, representatives, benefit plans, benefit plan sponsors, fiduciaries, administrators, or affiliates of any of the above, and all successors and assigns of any of the above excluding Holder.
          (b) If either party pursues a covered claim against the other by action, method or legal proceeding other than arbitration as provided herein, the responding party shall be entitled to dismissal or injunctive relief regarding such action and shall be entitled to recover all costs, losses, and attorneys’ fees related to such other action or proceeding.
ARTICLE VII
OTHER PROVISIONS
     7.1 Adjustment for Stock Split. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Unreleased Shares subject to the Forfeiture Restriction and the number of Shares, consistent with any adjustment under Section 11.3 of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities, property or cash which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.
     7.2 Taxes. Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code as the restrictions applicable to the Unreleased Shares lapse. In this context, “restriction” includes the Forfeiture Restriction. Holder understands that Holder may elect to be taxed for federal income tax purposes at the time the Shares are issued rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty days following the date of transfer. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit E.

     HOLDER ACKNOWLEDGES THAT IT IS HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HOLDER’S BEHALF.
     7.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Shares and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     7.4 Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be binding, conclusive and final upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement.
     7.5 Restrictive Legends and Stop-Transfer Orders.
          (a) Any share certificate(s) evidencing the Shares issued hereunder shall be endorsed with the following legend and any other legend(s) that may be required by any applicable federal or state securities laws:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
          (b) Holder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
     7.6 Tax Withholding.
          (a) The Company shall be entitled to require payment of any sums required by federal, state or local tax law to be withheld with respect to the transfer of the Shares or the lapse of the Forfeiture Restriction with respect to the Shares, or any other taxable event related thereto. The Company may permit Holder to make such payment in one or more of the forms specified below:

               (i) by cash or check made payable to the Company;
               (ii) by the deduction of such amount from other compensation payable to Holder;
               (iii) by tendering Shares which are not subject to the Forfeiture Restriction and which have a then current Fair Market Value not greater than the amount necessary to satisfy the Company’s withholding obligation based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes; or
               (iv) in any combination of the foregoing.
          (b) In the event Holder fails to provide timely payment of all sums required by the Company pursuant to Section 7.6(a), the Company shall have the right and option, but not obligation, to treat such failure as an election by Holder to provide all or any portion of such required payment by means of tendering Shares in accordance with Section 7.6(a)(iii).
     7.7 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal place of business in care of the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the most recent address indicated in his or her personnel file at such time. By a notice given pursuant to this Section 7.7, either party may hereafter designate a different address for notices to be given to that party. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of email, on the date of transmission; (iii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iv) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (v) in the case of delivery by certified or registered mail (return receipt requested) on the fifth business day following the date such mailing is deposited in a post office or branch post office regularly maintained by the United States Postal Service.
     7.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     7.9 Governing Law; Severability; Choice of Forum. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. To the extent that any provision of this Agreement is held to be illegal or unenforceable because it is overbroad, that provision shall not be void but shall be limited only to the extent required by applicable law and enforced as so limited. Any arbitration, application for injunctive relief, or litigation relating to the Shares shall be filed and conducted in Maricopa County, Arizona.
     7.10 Non-Waiver of Rights. The Company’s failure to enforce at any time any of the versions of this Agreement or to require at any time performance by Holder of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.
     7.11 Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any

and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     7.12 Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by Holder and by a duly authorized representative of the Company.
     7.13 No Employment Rights. If Holder is an employee, nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company and Holder.
     7.14 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.
     7.15 Entire Agreement. The Plan, the Grant Notice (including all Exhibits thereto) and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.
UPON ENTERING INTO THIS AGREEMENT, HOLDER WARRANTS THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT, UNDERSTANDS ITS TERMS, AND HAS VOLUNTARILY AGREED TO ENTER INTO IT WITHOUT RELIANCE ON ANY REPRESENTATIONS OR PROMISES BY THE COMPANY OTHER THAN AS SET FORTH IN THIS AGREEMENT.
HOLDER HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS HOLDER HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS.
HOLDER UNDERSTANDS HOLDER’S RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND VOLUNTARILY ENTERS INTO IT.
HOLDER ACKNOWLEDGES HOLDER’S “AT-WILL” EMPLOYMENT STATUS.
HOLDER RECOGNIZES HOLDER’S WAIVER OF RIGHT TO A JURY TRIAL BY AGREEING TO MANDATORY ARBITRATION.
THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION. THE ARBITRATION PROVISION MAY BE ENFORCED BY THE COMPANY AND BY YOU.

EXHIBIT B
TO RESTRICTED STOCK AWARD GRANT NOTICE
CONSENT OF SPOUSE
     I,                     , spouse of                     , have read and approve the foregoing Agreement. In consideration of issuing to my spouse the shares of the Class A common stock of Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), set forth in the Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the Class A common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,

Signature of Spouse

EXHIBIT C
TO RESTRICTED STOCK AWARD GRANT NOTICE
STOCK ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned,                     , hereby sells, assigns and transfers unto MEDICIS PHARMACEUTICAL CORPORATION, a Delaware corporation (the “Company”),                      shares of the Class A common stock of the Company, standing in its name of the books of said corporation represented by Certificate No.       herewith and do hereby irrevocably constitute and appoint                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
     This Stock Assignment may be used only in accordance with the Restricted Stock Award Grant Notice between the Company and the undersigned dated                     , 20      and the Restricted Stock Award Agreement attached thereto.

Dated: ,

Signature of Holder
     INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the Forfeiture Restriction as set forth in the Agreement, without requiring additional signatures on the part of Holder.

EXHIBIT D
TO RESTRICTED STOCK AWARD GRANT NOTICE
JOINT ESCROW INSTRUCTIONS
                    ,
Secretary
Medicis Pharmaceutical Corporation
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
Ladies and Gentlemen:
     As escrow agent (the “Escrow Agent”) for both Medicis Pharmaceutical Corporation, a Delaware corporation (“Medicis”), and the undersigned recipient of stock of Medicis (the “Holder”), you are hereby authorized and directed to hold in escrow the documents delivered to you pursuant to the terms of that certain Restricted Stock Award Agreement (the “Agreement”) between Medicis and the undersigned (the “Escrow”), including the stock certificate and the Stock Assignment, in accordance with the following instructions:
     1. In the event of forfeiture by Holder of any of the shares owned by Holder pursuant to Section 3.1 of the Agreement (the “Forfeiture Restriction”), Medicis and/or any assignee of Medicis (referred to collectively for convenience herein as the “Company”) shall give to Holder and you a written notice specifying the number of shares of stock forfeited and the date of forfeiture. Holder and the Company hereby irrevocably authorize and direct you to effect the forfeiture contemplated by such notice in accordance with the terms of said notice.
     2. As of the date of forfeiture indicated in such notice, you are directed (a) to date the stock assignments necessary for the forfeiture and transfer in question, (b) to fill in the number of shares being forfeited and transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be forfeited and transferred, to the Company or its assignee.
     3. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Holder does hereby irrevocably constitute and appoint you as Holder’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Holder shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.
     4. Upon written request of Holder, but no more than once per calendar year, unless the Forfeiture Restriction has been enforced, you will deliver to Holder a certificate or certificates representing so many shares of stock as are not then subject to the Forfeiture Restriction. Within 120 days after any voluntary or involuntary termination of Holder’s services to the Company for any or no reason, you will deliver to Holder a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not forfeited pursuant to the Forfeiture Restriction.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Holder, you shall deliver all of the same to Holder and shall be discharged of all further obligations hereunder.
     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Holder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
     8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
     9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
     10. You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.
     11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.
     12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.
     13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
     14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
     15. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by email, facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of these Joint Escrow Instructions or such other address as a party may designate by five days’ advance written notice to the other parties hereto. All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of email, on the date of transmission; (iii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iv) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (v) in the case of delivery by certified or registered mail (return receipt requested) on the fifth business day following the date such mailing is deposited in a post office or branch post office regularly maintained by the United States Postal Service.
     16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
     17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
     18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding that body of law pertaining to conflicts of law.
(Signature page follows.)

     IN WITNESS WHEREOF, the parties have executed these Joint Escrow Instructions as of the date first written above.

Very truly yours,

MEDICIS PHARMACEUTICAL CORPORATION:

By:	/S/ Mark A. Prygocki, Sr.

Name: Mark A. Prygocki, Sr.
Title: Chief Financial Officer

Address:	8125 North Hayden Road
Scottsdale, Arizona 85258-2463

HOLDER:

Address

ESCROW AGENT:

By:	/S/ Jason D. Hanson

Secretary
Medicis Pharmaceutical Corporation

Address	8125 North Hayden Road
Scottsdale, Arizona 85258-2463

EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
FORM OF 83(B) ELECTION AND INSTRUCTIONS
     These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of Class A common stock, par value $0.014 per share, of Medicis Pharmaceutical Corporation transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.
     The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.
1.	Complete Section 83(b) election form (attached as Attachment 1) and make four copies of the signed election form. (Your spouse, if any, should sign the Section 83(b) election form as well.)

2.	Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

3.	Send the cover letter with the originally executed Section 83(b) election form and one copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

4.	One copy must be sent to Medicis Pharmaceutical Corporation for its records and one copy must be attached to your federal income tax return for the applicable calendar year.

5.	Retain the Internal Revenue Service file stamped copy (when returned) for your records.
         Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1 TO EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Class A common stock, par value $0.014 per share, of Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”).
1.	The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:
The name, address and taxpayer identification number of the taxpayer’s spouse are (complete if applicable):

SSN:
2.	Description of the property with respect to which the election is being made:
                               shares of Class A common stock, par value $0.014 per share, of the Company.
3.	The date on which the property was transferred was , 20 .

4.	The taxable year to which this election relates is calendar year 20 .

5.	Nature of restrictions to which the property is subject:

The Shares may not be transferred and are subject to forfeiture if taxpayer’s employment or service with the Company and its subsidiaries terminates for any reason. The forfeiture restriction applicable to the Shares will lapse in a series of five cumulative annual installments of 10%, 10%, 20%, 30% and 30% on , 20 , , 20 , , 20 , , 20 and , 20 , respectively.

6.	The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was per Share.

7.	No amount was paid by the taxpayer for the Shares.

8.	A copy of this statement has been furnished to the Company.

Dated: , 20	Taxpayer Signature

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: , 20	Spouse’s Signature

ATTACHMENT 2 TO EXHIBIT E
TO RESTRICTED STOCK AWARD GRANT NOTICE
SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE
[Date]
VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED
Internal Revenue Service
[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986
Taxpayer:
Taxpayer’s Social Security Number:
Taxpayer’s Spouse:
Taxpayer’s Spouse’s Social Security Number:
Ladies and Gentlemen:
     Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures
cc: Medicis Pharmaceutical Corporation

EXHIBIT F
TO RESTRICTED STOCK AWARD GRANT NOTICE
MEDICIS 2006 INCENTIVE AWARD PLAN

EXHIBIT G
TO RESTRICTED STOCK AWARD GRANT NOTICE
MEDICIS 2006 INCENTIVE AWARD PLAN PROSPECTUS